UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2022

New Peoples Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	00-33411	31-1804543
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

67 Commerce Drive Honaker, Virginia	24260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (276) 873-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 4.01.    Changes in Registrant’s Certifying Accountant

(a)	Dismissal of Independent Registered Public Accounting Firm

On March 25, 2022 (the “Notice Date”), New Peoples Bankshares, Inc. (the “Company”) notified Elliott Davis, LLC (“ED”) that it was being dismissed as the Company's independent registered public accounting firm effective with the completion of the audit for the year ending December 31, 2021. The dismissal of ED was made upon the recommendation of the Audit Committee of the Company’s Board of Directors.

The audit reports of ED on the Company’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2021 and 2020 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years ended December 31, 2021 and 2020, and the subsequent interim period from January 1, 2022 through the Notice Date, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and ED on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of ED, would have caused ED to make reference to the subject matter of the disagreement in connection with ED’s reports on the Company’s consolidated financial statements for 2021 and 2020, and (ii) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

The Company provided ED with a copy of the disclosures in this Current Report on Form 8-K (this "Report") prior to filing this Report with the Securities and Exchange Commission (the "SEC"). The Company requested that ED furnish it with a letter addressed to the SEC stating whether ED agrees with the statements made by the Company regarding ED in this Report and, if not, stating the respects in which it does not agree. A copy of ED’s letter dated March 28, 2022 to the SEC is filed as Exhibit 16.1 to this Report.

(b)	Engagement of Independent Registered Public Accounting Firm

On the Notice Date, the Company notified Yount Hyde & Barbour PC (“YHB”) that it had been selected to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022, subject to completion of YHB’s standard client acceptance procedures. The selection of YHB was approved by the Audit Committee of the Company’s Audit and Risk Committee.

During the Company’s two most recent fiscal years ended December 31, 2021 and 2020, and the subsequent interim period from January 1, 2021 through the Notice Date, neither the Company nor anyone acting on its behalf consulted with YHB regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that YHB concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” (as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K and the related instructions, respectively).

 Item 9.01.    Financial Statements and Exhibits.

        (d)       Exhibits

Exhibit No. Description

16.1 Letter from Elliott Davis, LLC dated March 28, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PEOPLES BANKSHARES, INC.

Date:	March 28, 2022	By:	/s/ Chris Speaks

Chris Speaks
Executive Vice President and Chief Financial Officer